 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014

Classic Rules Judo Championships, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-167451	46-5740301
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

6204 Beaver Run

Jamesville, New York 13078

(315) 451-4889

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 3, 2014, the Board of Directors, by written consent, resolved to (1) foreign file with the New York Secretary of State to do business in the state of New York, and (2) file a Certificate of Assumed Name with the New York Secretary of State in order to do business as “ReViiV Media” in New York County, New York. These actions did not require an amendment to the Company’s Articles of Incorporation or shareholder vote. The Company is beginning to do business as “ReViiV Media” in anticipation of a future permanent name change to “ReViiV Media Corp.”

On June 2, 2014, the Board of Directors, by written consent, resolved to change the business of the Company from hosting and sponsoring judo tournaments to entertainment media. Under its new business model, the Company intends to promote and produce entertainment media such as reality TV and music and records. The Company is currently developing and refining its new business model and does not have further information to disclose at this time. As the business is further developed and becomes ready for implementation, the Company will disclose more about its future intended operations, final business plan and pro forma expectations. The foregoing intended change in operations did not require an amendment to the Company’s Articles of Incorporation or shareholder vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Classic Rules Judo Championships, Inc.

Date: June 5, 2014	By:	/s/ Shenae Osborn
Shenae Osborn, Chief Executive Officer